Exhibit (d)(ii)

SCHEDULE A

Amended as of March 28, 2024

to

PERPETUAL AMERICAS FUNDS TRUST

Amended and Restated Investment Advisory Agreement

Dated as of February 1, 2024

Funds subject to this Agreement

Fund	Investment Advisory Fee (annual rate as a percentage of daily net assets)	Effective Date of the Series
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund	0.93%	March 28, 2024
Barrow Hanley Credit Opportunities Fund	0.60%	March 28, 2024
Barrow Hanley Emerging Markets Value Fund	0.87%	March 28, 2024
Barrow Hanley Floating Rate Fund	0.45%	March 28, 2024
Barrow Hanley International Value Fund	0.66%	March 28, 2024
Barrow Hanley Total Return Bond Fund	0.35%	March 28, 2024
Barrow Hanley US Value Opportunities Fund	0.55%	March 28, 2024
JOHCM Emerging Markets Opportunities Fund	0.90%	January 8, 2021
JOHCM Emerging Markets Discovery Fund	1.05%	January 8, 2021
JOHCM Global Select Fund	0.89%	January 8, 2021
JOHCM International Opportunities Fund	0.75%	January 8, 2021
JOHCM International Select Fund	0.89% on assets up to $7 billion and 0.84% on assets in excess of $7 billion	January 8, 2021
Regnan Global Equity Impact Solutions	0.75%	June 21, 2021
Regnan Sustainable Water and Waste Fund	0.75%	December 16, 2022
Trillium ESG Global Equity Fund	0.85% of average daily net assets up to $1 billion; 0.72% of average daily net assets in excess of $1 billion	June 15, 2023
Trillium ESG Small/Mid Cap fund	0.75%	June 15, 2023
TSW Core Plus Bond Fund	0.40%	March 28, 2024

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TSW Emerging Markets Fund	0.80%	September 24, 2021
TSW High Yield Bond Fund	0.50%	September 24, 2021
TSW Large Cap Value Fund	0.58%	September 24, 2021

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AGREED AND ACKNOWLEDGED:

PERPETUAL AMERICAS FUNDS TRUST, on behalf of itself and each of its series as set forth on this Schedule A

By:	/s/ David Lebisky
Name:	David Lebisky
Title:	Chief Compliance Officer

JOHCM (USA) INC (d/b/a Perpetual Americas Funds Services)

By:	/s/ Jonathan Weitz
Name:	Jonathan Weitz
Title:	Chief Operating Officer

[Signature Page to Schedule A to Amended and Restated Investment Advisory Agreement]

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